(REV. JANUARY 31, 2015)

MATRIX CAPITAL GROUP, INC., M3SIXTY 360 ADMINISTRATION, LLC
AND MATRIX 360 DISTRIBUTORS, LLC

STANDARDS AND PROCEDURES
REGARDING
CONFLICTS OF INTEREST

CODE OF ETHICS
AND
REPORTING REQUIREMENTS

Conflicts of interest can arise when certain investment company personnel (e.g., those who may have knowledge of impending investment company transactions) buy and sell securities for their personal accounts (“personal investment activities”). These conflicts arise because such personnel have the opportunity to profit from information about investment company transactions, often to the detriment of investors.

Section 17(j) of the Investment Company Act of 1940 (the “Act”) and rule 17j-1 thereunder are intended to address the potential conflicts arising from the personal investment activities of investment company personnel, including the company’s principal underwriter. Rule 17j-1, among other things, (a) prohibits fraudulent, deceptive or manipulative acts by investment company affiliates and certain other persons in connection with their personal transactions in securities held or to be acquired by the investment company, (b) requires investment companies and principal underwriters to adopt codes of ethics reasonably designed to prevent their “access persons” from engaging in conduct prohibited by the rule, (c) requires access persons to periodically report their securities holdings and personal securities transactions and (d) requires the investment company and principal underwriter to use reasonable diligence and institute procedures reasonably necessary to prevent violations of the code. Accordingly, Matrix Capital Group, Inc., Matrix 360 Administration, LLC and Matrix 360 Distributors, LLC (hereinafter referred to collectively as “M3Sixty”) have adopted this code of ethics (the “Code”) with respect to providing securities related services to its clients and customers.

It should be noted that this Code is applicable to all officers and employees of M3Sixty and members of M3Sixty's board of directors, unless otherwise indicated below. The Code addresses personal transactions in securities within the context of section 17(j) and rule 17j-1 of the Act. The Code does not encompass all possible areas of potential liability under the federal securities laws, including the Act. For instance, the federal securities laws preclude investors from trading on the basis of material, nonpublic information or communicating this information in breach of a fiduciary duty (“insider trading” or “tipping”). Other provisions of the Act also address transactions involving investment companies and their affiliated persons (such as an investment adviser) which may involve fraud or raise other conflict issues. For example, section 17(a) of the Act generally prohibits sales or purchases of securities or other property between a registered investment company and an affiliated person and section 17(d) and rule 17d-1 thereunder generally prohibits an affiliated person of a registered investment company (or an affiliated person of such person) from participating in any joint enterprise, arrangement, or profit sharing plan with the investment company absent an exemptive order from the Securities and Exchange Commission.  Accordingly, persons covered by this Code are advised to seek advice before engaging  in any transactions other than the purchase or redemption of Fund units or the regular performance of their normal business duties if the transaction directly or indirectly involves themselves and a Fund or other clients of M3Sixty.

This Code of Ethics consists of six sections:

I.	Statement of General Principles

II.	Definitions

III.	Exempted Transactions

IV.	Prohibited Activities

V.	Compliance Procedures

VI.	Sanctions

I.	STATEMENT OF GENERAL PRINCIPLES

The Code is based upon the principle that the officers, directors and employees of M3Sixty owe a fiduciary duty to, among others, the shareholders of a Fund, to conduct their personal securities transactions in a manner which does not interfere with Fund portfolio transactions or otherwise take unfair advantage of their relationship to a Fund. In accordance with this general principle, all Access Persons (as defined below) must: (1) place the interests of shareholders of a Fund first; (2) execute personal securities transactions in compliance with the Code; (3) avoid any actual or potential conflict of interest or any abuse of their positions of Fund and responsibility; and (4) not take inappropriate advantage of their positions. Persons covered by this Code must adhere to its general principles as well as comply with the Code’s specific provisions. It bears emphasis that technical compliance with the Code’s procedures will not automatically insulate from scrutiny trades which show a pattern of abuse of the individual’s fiduciary duties to a Fund or its shareholders. In addition, a violation of the general principles of the Code may constitute a punishable violation.

II.	DEFINITIONS As used herein:

A. “Access Person” shall mean any director, officer or Advisory Person of a Fund (if applicable) or M3Sixty. A list of persons deemed to be Access Persons is attached as Exhibit A.

B. “Act” means the Investment Company Act of 1940, as amended.

C. “Advisory Person” shall mean:

1. Any employee of M3Sixty (or of any company in a control relationship to a Fund or M3Sixty) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

2. Any natural person in a control relationship to a Fund or M3Sixty who obtains information concerning recommendations made to such Fund with regard to the purchase or sale of Covered Securities by a Fund.

D. A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person considers making such recommendation.

E. “Beneficial ownership” shall be interpreted in the same manner as it would be under rule 16a-1(a)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”) in determining whether a person has beneficial ownership of a security for purposes of section 16 of the Exchange Act and the rules and regulations thereunder. In this regard, beneficial ownership will be deemed to exist if a person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has a direct or indirect pecuniary interest in the securities (i.e., an opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities). Under this definition, beneficial ownership by a person includes, but is not limited to, securities held by members of a person’s immediate family sharing the same household, securities held in certain Funds, and a general partner’s proportionate interest in the portfolio securities held by a general or limited partnership. A person will not be deemed to be the beneficial owner of securities held in the portfolio of a registered investment company solely by reason of his or her ownership of shares or units of such registered investment company.

F. “Compliance Officer” shall be the Chief Compliance Officer of M3Sixty or his/her designees. A list of the Compliance Officer and his/her designee(s) is attached as Exhibit B.

G. “Control” shall have the same meaning as set forth in section 2(a) (9) of the Act.

H. “Covered Security” shall mean any stock, bond, debenture, evidence of indebtedness or in general any other instrument defined to be a security in section 2(a) (36) of the Act except that it shall not include shares of registered open-end investment companies, direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short- term debt instruments, including repurchase agreements.

I. “Investment Personnel” of a Fund or M3Sixty shall mean: (1) any employee of M3Sixty (or of any company in a control relationship to a Fund or M3Sixty) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund, and (2) any natural person who controls a Fund or M3Sixty and who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by a Fund. A list of Investment Personnel is attached as Exhibit C.

J. “Portfolio Supervisor” shall mean any employee of M3Sixty who is entrusted with the direct responsibility and authority to make investment decisions affecting a Fund. A list of Portfolio Supervisors is attached as Exhibit D.

K. “Purchase or sale of a Covered Security” includes, among other things, the writing of an option to purchase or sell a Covered Security.

L. “Security held or to be acquired” by a Fund means (a) any Covered Security which, within the most recent fifteen days (I) is or has been held by a Fund or (ii) is being or has been considered by a Fund or M3Sixty for purchase by a Fund; and (b) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in (a) of this item L.

III.	EXEMPTED TRANSACTIONS

The prohibitions of Section IV (A) and IV(C) of this Code of Ethics shall not apply to:

A. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

B. Purchases or sales of securities which are not eligible for purchase or sale by a Fund;

C. Purchases or sales of securities of companies with a market capitalization of $5 billion or more and/or a total trade value less than or equal to $20,000;

D. Purchases or sales which are non-volitional on the part of either the Access Person or a Fund (e.g., transactions in corporate mergers, stock splits, tender offers);

E. Purchases which are part of an automatic dividend reinvestment plan or retirement/investment plan (e.g., 401K or other periodic investment plan) that includes as part of an investment selection, mutual funds, including those in which M3Sixty provides distribution and or other services;

F. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

G. Purchases or sales which receive the prior approval of the Compliance Officer because they are only remotely potentially harmful to a Fund or its shareholders, or because they clearly are not related economically to the securities to be purchased, sold or held by a Fund.

IV.	PROHIBITED ACTIVITIES

A. Access Persons shall not purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale (a) is being considered for purchase or sale by a Fund; or (b) is being purchased or sold by a Fund.

Without limiting the generality of the foregoing (a) no Portfolio Supervisor may purchase or sell any Covered Security within fifteen calendar days before and after any series of a Fund which he or she supervises trades in that security, and (b) no Access Person shall purchase or sell any Covered Security on the same day there is a pending buy or sell order in that security by a Fund. Any profits realized on trades within the proscribed periods will be disgorged to a charitable organization.

B. Investment Personnel shall not acquire directly or indirectly beneficial ownership in securities pursuant to a private placement or initial public offering without prior approval from the Compliance Officer described in Section (V) below.

C. Investment Personnel shall not profit in the purchase and sale, or sale and purchase, of the same (or equivalent) security within sixty calendar days. Trades made in violation of this prohibition shall be unwound or, if that is impracticable, any profits must be disgorged to a charitable organization.

D. Investment Personnel shall not receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of a Fund or any other client of M3Sixty.

E. Investment Personnel shall not serve on the board of directors of a publicly traded company without prior authorization by the Compliance Officer. Investment Personnel may submit a request for authorization and such request shall state the position sought, the reason service is desired and any possible conflicts of interest known at the time of the request. No such position shall be accepted without the prior clearance by the Compliance Officer. Service may be cleared by the Compliance Officer only if such officer determines that service in that capacity would be consistent with the interests of a Fund, any shareholders affected, and any other clients of M3Sixty. In addition, Investment Personnel who receive authorization to serve in such a capacity must be isolated through “Chinese Wall” procedures from making investment decisions regarding securities issued by the entity involved.

V.	Compliance Procedures

A. Pre-Clearance.

Investment Personnel must receive prior approval of their personal investment transactions in Covered Securities from the Compliance Officer. A request for approval shall state the title and principal amount of the security proposed to be purchased or sold, the nature of the transaction, the price at which the transaction is proposed to be effected, and the name of the broker, dealer or bank through whom the transaction is proposed to be effected. Any approval shall be valid for three business days. In determining whether approval should be granted, the Compliance Officer should consider:

1. whether the investment opportunity should be reserved for a Fund (if such investment is a permissible investment for a Fund), its unit holders, or other clients of M3Sixty; and

2. whether the opportunity is being offered to an individual by virtue of his/her position with respect to a Fund or M3Sixty's relationship with any other client.

In the event approval is granted, the Access Person must disclose the investment when he/she plays a role in any client’s, including a Fund’s, subsequent investment decision regarding the same issuer. In such circumstances, the decision to purchase or sell securities of the issuer will be subject to an independent review by Investment Personnel with no personal interest in the issuer or another designee.

The pre-clearance requirement shall not apply to Exempted Transactions listed in Section III. This exception does not eliminate or modify the requirement that Investment Personnel receive pre-approval before acquiring securities in a private placement or initial public offering, as required under Section IV(B) above.

B. Reporting Requirements.

Unless excepted by Subsection C of this Section V, every Access Person of a Fund and of M3Sixty must report to the Compliance Officer the following:

1. Initial Holdings Reports. No later than ten days after the person becomes an Access Person, the following information:

a. the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

b. the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

  c. the date that the report is submitted by the Access Person.

2. Quarterly Transaction Reports. No later than ten days after the end of the calendar quarter, the following information:

a. With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

1. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

2. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

  3. The price of the Covered Security at which the transaction was effected;

4. The name of the broker, dealer or bank with or through which the transaction was effected; and

  5. The date that the report is submitted by the Access Person.

b. With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

1. The name of the broker, dealer or bank with whom the Access Person established the account;

  2. The date the account was established; and

  3. The date that the report is submitted by the Access Person.

In addition to the above, every Access Person shall direct his or her broker or brokers to supply to the Compliance Officer, on a timely basis, duplicate copies of confirmations of all securities transactions and copies of periodic statements for all securities accounts involving Covered Securities in which such Access Person acquires or foregoes direct or indirect beneficial ownership. Such duplicate confirmations and periodic statements received during the proscribed period shall satisfy the reporting requirements set forth in this paragraph if all the information required to be included in the quarterly transaction report is contained in the broker confirmations or account statements.

3. Annual Holdings Report. No later than ten days after the end of the calendar year the following information (which information must be current as of a date no more than thirty days before the report is submitted):

a. The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

b. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

  c. The date that the report is submitted by the Access Person.

C. Exceptions to Reporting Requirements.

1. A person need not make a report under Section V(B) of this Code with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

2. An Access Person to M3Sixty need not make a quarterly transaction report to the Compliance Officer under Section V(B)(2) of this Code if all the information in the report would duplicate information required to be recorded under Rules 204-2(a)(12) or 204-2(a)(13) of the Investment Advisers Act of 1940.

D. Certification.

1. All Access Persons shall certify annually that:

a. They have read and understood the Code and recognize that they are subject thereto; and

b. They have complied with the requirements of the Code and disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.

E. Duties of the Compliance Officer.

1. Review Reports. The Compliance Officer of M3Sixty shall review the reports submitted under Section V(B).

2. Notification of Reporting Obligation. The Compliance Officer shall update Exhibits A, B, C and D as necessary to include new Access Persons, Investment Personnel and Portfolio Supervisors and shall notify those persons of their reporting obligations hereunder and to update the Compliance Officer or designee responsible to review reports.

3. The Compliance Officer or his designee shall maintain all records required under rule 17j-1 of the Act for the periods required under the Rule.

VI.	SANCTIONS

Upon discovery of a violation of this Code, including either violations of the enumerated provisions or the general principles provided, a Fund or M3Sixty may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

VII.	AMENDMENT TO THIS CODE

The board of directors of each Fund that is a management company (as defined in the Act) must approve any material change to this Code no later than six months after the adoption of the material change.

Dated:  January 30, 2015

EXHIBIT A

M3SIXTY ACCESS PERSONS (AS OF July 1, 2016)

ACCESS PERSONS BY ENTITY:

TED AKINS (M3SIXTY ADMINISTRATION)

LARRY E. BEAVER, JR. (M3SIXTYADMINISTRATION)

BRANDON BYRD (M3SIXTY ADMINISTRATION)

JEREMIAH HIERSMAN (M3SIXTY ADMINISTRATION)

RANDALL LINSCOTT(M3SIXTY ADMINISTRATION)

PAUL ORZECHOWSKI (MATRIX CAPITAL GROUP, INC.)

JOHN PIDLIPCHAK (MATRIX CAPITAL GROUP, INC.)

GREGG SCHOOFS (M3SIXTY ADMINISTRATION)

ANDRAS TELEKI (M3SIXTY ADMINISTRATION)

KARI THOMPSON (M3SIXTY ADMINISTRATION)

JUSTIN THOMPSON (M3SIXTY ADMINISTRATION)

EXHIBIT B

M3SIXTY COMPLIANCE OFFICER AND DESIGNEE (AS OF December 1, 2015)

THE FOLLOWING IS THE COMPLIANCE OFFICER AND HIS/HER DESIGNEE(S) RESPONSIBLE FOR REVIEWING REPORTS SUBMITTED UNDER THIS  CODE OF  ETHICS BASED ON ENTITY:

M3Sixty Administration, LLC - ANDRAS TELEKI, CCO

Matrix Capital Group, Inc. - JOHN PIDLIPCHAK, CCO

Matrix 360 Distribution, LLC - BRANDON BYRD, CCO

EXHIBIT C

M3SIXTY INVESTMENT PERSONNEL (AS OF JANUARY 31, 2015)

NONE

EXHIBIT D

M3SIXTY PORTFOLIO SUPERVISORS (AS OF JANUARY 31, 2015)

NONE

EXHIBIT E

M3SIXTY ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

I acknowledge that I have received the Code of Ethics dated January 31, 2015 and represent:

1. I have read and understood the Code of Ethics and recognize that I am subject to its provisions;

2. In accordance with Section V of the Code of Ethics, I will report all securities transactions in which I have a beneficial interest, except for transactions exempt from reporting under Section V(C) of the Code of Ethics.

3. I will comply with the Code of Ethics in all other respects.

Access Person Signature

Print Name

Dated:

EXHIBIT F

M3SIXTY ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

I certify that during the past year:

1. I have read and understood the Code of Ethics and recognize that I am subject to its provisions;

2. In accordance with Section V of the Code of Ethics, I have reported all securities transactions in which I have a beneficial interest except for transactions exempt from reporting under Section V(C) of the Code of Ethics and except to the extent disclosed on an attached schedule.

2. I have complied with the Code of Ethics in all other respects.

Access Person Signature

Print Name

Dated:

EXHIBIT G

M3SIXTY INITIAL HOLDINGS REPORT

DATE OF BECOMING AN ACCESS PERSON:

To: Compliance Officer

As of the date referred to above, I have direct or indirect beneficial ownership in the following securities which are required to be reported pursuant to the M3Sixty Code of Ethics

Security (Include Full Name of Issuer)	Number of Shares	Dollar Amount of Securities	Broker/ Dealer or Bank holding the Securities:

This report (i) excludes transactions effected for or securities held in any account over which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported,  and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

This report is to be signed, dated and returned within ten days of the person becoming an Access Person, as defined in the Code of Ethics.

Signature:

Printed name:

Date:

Return by                to the Compliance Officer.  Questions regarding this form  may be directed to

Date Submitted to Compliance Officer:                         .

EXHIBIT H

M3SIXTY SECURITIES TRANSACTION REPORT FOR THE CALENDAR QUARTER ENDED [ ]

To: Compliance Officer

A. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the M3Sixty Code of Ethics:

SECURITY (INCLUDE FULL NAME OF ISSUER)	DATE OF TRANSACTION	INTEREST RATE AND MATURITY DATE (IF APPLICABLE)	NUMBER OF SHARES	DOLLAR AMOUNT OF TRANSACTION	NATURE OF TRANSACTION: (BUY/SELL)	PRICE	BROKER/ DEALER OR BANK EFFECTED THROUGH:

B. During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

Name of Broker/Dealer or Bank with the Account	Date Account was established

C. In lieu of the information required under A and B above, I represent that the trade confirmations and/or brokerage account statements attached hereto represent all transactions which must be reported pursuant to the Code of Ethics. [   ]

or

No reportable transactions. [   ]

This report (i) excludes transactions effected for or securities held in any account over which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported,  and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

This report is to be signed, dated and returned within ten days of the end of the calendar quarter.

Signature:

Printed name:

Date:

Return by                to the Compliance Officer.  Questions regarding this form  may be directed to

Date Submitted to Compliance Officer:                         .

EXHIBIT I

M3SIXTY ANNUAL HOLDINGS REPORT

FOR THE CALENDAR YEAR ENDED [                         ]

To: Compliance Officer

As of              , which date shall be within 30 days of the date of submitting this report, I have direct or indirect beneficial ownership in the following securities which are required to be reported pursuant to the M3Sixty Code of Ethics:

SECURITY (INCLUDE FULL NAME OF ISSUER)	NUMBER OF SHARES	DOLLAR AMOUNT OF SECURITIES	NAME OF BROKER/DEALER OR BANK WHO MAINTAINS THESE SECURITIES

This report (i) excludes transactions effected for or securities held in any account over which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported,  and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

This report is to be signed, dated and returned within ten days of the end of the calendar year.

Signature:

Printed name:

Date:

Return by                to the Compliance Officer.  Questions regarding this form  may be directed to

Date Submitted to Compliance Officer:                         .

CERTIFICATE REQUIRED BY RULE 17j-1
OF THE INVESTMENT COMPANY ACT OF 1940

I,                    , President (or Executive Officer) of Matrix Capital Group, Inc., certify that M3Sixty has adopted procedures reasonably necessary to prevent Access Persons (as defined in Rule 17j-1 of the Investment Company Act of 1940) from violating the Code of Ethics.

Dated:
President (or Executive Officer)

CERTIFICATE REQUIRED BY RULE 17j-1
OF THE INVESTMENT COMPANY ACT OF 1940

I,                    , President (or Executive Officer) of Matrix 360 Distributors, LLC, certify that M3Sixty has adopted procedures reasonably necessary to prevent Access Persons (as defined in Rule 17j-1 of the Investment Company Act of 1940) from violating the Code of Ethics.

Dated:
President (or Executive Officer)

CERTIFICATE REQUIRED BY RULE 17j-1
OF THE INVESTMENT COMPANY ACT OF 1940

I,                    , President or Executive Officer of M3Sixty 360 Administration, LLC certify that our firm has adopted procedures reasonably necessary to prevent Access Persons (as defined in Rule 17j-1 under the Investment Company Act of 1940) from violating the Code of Ethics.

Dated:
President or Executive Officer